Exhibit 99.1

    Praxair Third-Quarter EPS up 15% to 61 Cents Excluding Income Tax Charge


    DANBURY, Conn.--(BUSINESS WIRE)--Oct. 26, 2005--Praxair, Inc. (NYSE: PX) reported third-quarter net income of $108 million, and diluted earnings per share of 33 cents. Net income included an income tax charge of $92 million, or 28 cents per diluted share, largely related to its plan to repatriate $1.1 billion pursuant to the Jobs Creation Act of 2004. Excluding this charge, net income grew to $200 million, from $177 million earned in the third quarter of 2004. Diluted earnings per share, excluding the income tax charge, grew 15% to 61 cents, compared to 53 cents in last year's quarter.
    Sales in the quarter rose 13% to $1,890 million, compared to $1,674 million in the 2004 period. Operating profit grew by 13% to $317 million versus $280 million in last year's quarter. The third-quarter results were impacted by Hurricanes Katrina and Rita, which reduced sales by about $22 million, and operating profit by about $15 million, or 3 cents of diluted earnings per share.
    "Our strong results in the third quarter once again validate Praxair's ability to perform well in a challenging environment," said Dennis H. Reilley, chairman and chief executive officer. "Our third-quarter results were negatively impacted by high energy prices and various plant outages experienced by us and our customers due to the two hurricanes which struck the Gulf Coast. Despite all of this, we were able to maintain our growth momentum and provide reliable supply to our customers under difficult and unusual circumstances."
    In North America, sales in the third quarter of $1,159 million rose 7% from $1,085 million in the year-ago quarter. Sales grew to energy, chemicals, healthcare and manufacturing markets. Operating profit grew 5% to $165 million from $157 million a year ago. Excluding the negative effects of the hurricanes, operating profit would have grown by 13%.
    In Europe, sales grew 32% to $262 million in the quarter. Sales growth was primarily due to the purchase of industrial gas operations in Germany in 2004. Organic business activity remained stable, as modest growth in Spain was partially offset by slowing economic activity in Italy and Western Europe. Operating profit grew to $63 million, from $54 million in the year-ago quarter.
    In South America, sales of $293 million grew 34%, and 12% excluding currency effects. Underlying sales growth was driven by higher pricing and higher volumes of packaged gases, offset by lower volumes of on-site gases. Sales growth primarily came from healthcare, food and manufacturing markets. Operating profit rose to $52 million from $40 million in last year's quarter.
    Sales in Asia grew 11% to $136 million due to strong demand from electronics, metals and food-freezing markets in China, India, Korea and Thailand. Operating profit rose 20% to $24 million.
    Praxair Surface Technologies' sales in the quarter grew to $121 million, 11% above the prior year. Operating profit grew to $13 million versus $9 million in the year ago quarter. OEM aviation coatings markets and sales of thermal spray powders continue to be strong, driving the sales increase.
    Praxair reported cash flow from operations of $420 million in the third quarter. Capital expenditures were $235 million. The company repurchased $74 million of stock, net of issuances, and the debt-to-capital ratio improved to 44%. The after-tax-return-on-capital ratio was 7.9%, or 12.9% excluding the impact of the previously mentioned tax charge. The effective tax rate during the quarter was 59%, or 26% excluding this charge.
    For the fourth quarter of 2005, Praxair expects diluted earnings per share in the range of 61 cents to 65 cents, a double-digit increase from the prior year.
    For the full year of 2005, Praxair expects sales and operating profit growth of 15% to 16%, versus 2004. Diluted earnings per share, excluding the third quarter's income tax charge, are expected to be in the range of $2.44 to $2.48, an increase of 16% to 18% versus 2004. Reported diluted earnings per share, including the income tax charge, are expected to be $2.16 to $2.20. Full-year capital expenditures are expected to be in the area of $850 million.
    Commenting on the business outlook, Reilley said, "In the near term, we expect high energy prices and the slow repair of infrastructure on the Gulf Coast to continue to present challenges to the chemical and refining industries. However, we believe that the strength of activity in our other end markets will continue. Our growing backlog of projects to come on-stream over the next several years, combined with productivity and investment discipline, should continue to drive strong cash flow and earnings growth."
    Praxair is the largest industrial gases company in North and South America, and one of the largest worldwide, with 2004 sales of $6.6 billion. The company produces, sells and distributes atmospheric and process gases, and high-performance surface coatings. Praxair products, services and technologies bring productivity and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, metals and others. More information on Praxair is available on the Internet at www.praxair.com.

    See the attachments for calculations on non-GAAP measures related to net income, earnings per share, effective tax rates, and after-tax return on capital adjusted for the impact of a $92 million income tax charge in the 2005 third quarter, and debt-to-capital ratio.
    Attachments: Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary and
Appendix: Non-GAAP Measures
    A teleconference on Praxair's third-quarter results is being held this morning, October 26, at 9:00 am Eastern Time. The number is (617) 801 -9712 -- Passcode: 82692436. The call also is available as a web cast at www.praxair.com/investors. Materials to be used in the teleconference are available on www.praxair.com/investors.

    This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; the degree of inflation in wages and other compensation; the ability to attain expected operational efficiencies; changes in foreign currencies and interest rates; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; the impact of changes in financial accounting standards; the impact of tax and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of litigation; future financial and operating performance of major customers and industries served; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the projections or estimates contained in the forward-looking statements. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances.



                    PRAXAIR, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
             (Millions of dollars, except per share data)
                             (UNAUDITED)

                                  Quarter Ended       Year to Date
                                  September 30,       September 30,
                               ------------------- -------------------
                                2005 (a)   2004     2005 (a)   2004
                                --------  --------  --------  --------

SALES                          $  1,890  $  1,674  $  5,636  $  4,808
Cost of sales                     1,144     1,019     3,420     2,893
Selling, general and
 administrative                     243       218       735       629
Depreciation and amortization       165       145       490       424
Research and development             19        19        58        57
Other income  (expense) -
 net (b)                             (2)        7        15         9
                                --------  --------  --------  --------
OPERATING PROFIT                    317       280       948       814
Interest expense - net               40        39       123       115
                                --------  --------  --------  --------
INCOME BEFORE INCOME TAXES          277       241       825       699
Income taxes (c)                    163        61       296       172
                                --------  --------  --------  --------
                                    114       180       529       527
Minority interests                   (8)       (6)      (28)      (21)
Income from equity investments        2         3        11        10
                                --------  --------  --------  --------
NET INCOME (c)                 $    108  $    177  $    512  $    516
                                ========  ========  ========  ========

PER SHARE DATA (c)

Basic earnings per share       $   0.33  $   0.54  $   1.58  $   1.58

Diluted earnings per share     $   0.33  $   0.53  $   1.55  $   1.56

Cash dividends                 $   0.18  $   0.15  $   0.54  $   0.45

WEIGHTED AVERAGE SHARES
 OUTSTANDING
Basic shares
 outstanding (000's)            324,137   326,447   323,951   326,209
Diluted shares
 outstanding (000's)            329,993   331,919   329,853   331,494


(a) Sales for the 2005 quarter and year-to-date periods increased $74 million and $198 million, respectively, due to currency effects versus 2004.

(b) Other income (expense) - net for the 2005 quarter includes an $8 million charge for insurance matters and fixed asset write-offs related to Hurricanes Katrina and Rita.

(c) Income taxes and net income for the 2005 quarter includes a $92 million charge ($0.28 per diluted share) related to the Company's intent to repatriate $1.1 billion of foreign earnings pursuant to the American Jobs Creation Act of 2004 and adjustments to tax reserves.



                    PRAXAIR, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                        (Millions of dollars)
                             (UNAUDITED)

                                           September 30,  December 31,
                                               2005          2004
                                            ------------  ------------
ASSETS
Cash and cash equivalents                  $         19  $         25
Accounts receivable                               1,334         1,231
Inventories                                         369           328
Prepaid and other current assets                    161           160
                                            ------------  ------------
TOTAL CURRENT ASSETS                              1,883         1,744

Property, plant and equipment - net               6,062         5,946
Goodwill                                          1,542         1,551
Other intangibles - net                              78            88
Other assets                                        617           549
                                            ------------  ------------
TOTAL ASSETS                               $     10,182  $      9,878
                                            ============  ============

LIABILITIES AND EQUITY
Accounts payable                           $        530  $        502
Short-term debt                                     435           454
Current portion of long-term debt                    22           195
Other current liabilities                           854           724
                                            ------------  ------------
TOTAL CURRENT LIABILITIES                         1,841         1,875

Long-term debt                                    2,815         2,876
Other long-term liabilities                       1,428         1,294
                                            ------------  ------------
TOTAL LIABILITIES                                 6,084         6,045

Minority interests                                  225           225
Shareholders' equity                              3,873         3,608
                                            ------------  ------------
TOTAL LIABILITIES AND EQUITY               $     10,182  $      9,878
                                            ============  ============




                    PRAXAIR, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Millions of dollars)
                             (UNAUDITED)


                                     Quarter Ended     Year to Date
                                     September 30,     September 30,
                                   ----------------- -----------------
                                     2005     2004     2005     2004
                                    -------  -------  -------  -------

OPERATIONS
 Net income                        $   108  $   177  $   512  $   516
 Depreciation and amortization         165      145      490      424
 Working capital                       109       45       (1)    (102)
 Long-term assets and liabilities
  and other                             38       15       98      (23)
                                    -------  -------  -------  -------
  Net cash provided by operating
   activities                          420      382    1,099      815
                                    -------  -------  -------  -------

INVESTING
 Capital expenditures                 (235)    (161)    (598)    (425)
 Acquisitions                           (3)      (5)      (8)    (253)
 Divestitures and asset sales           12       23       25       40
                                    -------  -------  -------  -------
  Net cash used for investing
   activities                         (226)    (143)    (581)    (638)
                                    -------  -------  -------  -------

FINANCING
 Debt increase (decrease) - net        (61)    (147)    (192)      68
 Issuance of common stock               66       40      192      154
 Purchases of common stock            (140)     (78)    (332)    (270)
 Cash dividends                        (58)     (49)    (174)    (146)
 Minority transactions and other       (11)      (8)     (18)     (12)
                                    -------  -------  -------  -------
  Net cash used for financing
   activities                         (204)    (242)    (524)    (206)


Effect of exchange rate changes on
 cash and cash equivalents               1        2        -        1
                                    -------  -------  -------  -------

Change in cash and cash
 equivalents                            (9)      (1)      (6)     (28)

Cash and cash equivalents,
 beginning-of-period                    28       23       25       50
                                    -------  -------  -------  -------

Cash and cash equivalents, end-of-
 period                            $    19  $    22  $    19  $    22
                                    =======  =======  =======  =======




                    PRAXAIR, INC. AND SUBSIDIARIES
                         SEGMENT INFORMATION
                        (Millions of dollars)
                             (UNAUDITED)

                                     Quarter Ended     Year to Date
                                     September 30,     September 30,
                                   ----------------- -----------------
                                     2005     2004     2005     2004
                                    -------  -------  -------  -------

SALES
 North America (a)                 $ 1,159  $ 1,085  $ 3,427  $ 3,061
 Europe (b)                            262      198      842      613
 South America (c)                     293      219      812      630
 Asia (d)                              136      123      395      353
 Surface Technologies (e)              121      109      363      331
 Elimination                           (81)     (60)    (203)    (180)
                                    -------  -------  -------  -------
  Total sales                      $ 1,890  $ 1,674  $ 5,636  $ 4,808
                                    =======  =======  =======  =======

SEGMENT OPERATING PROFIT
 North America (a)                 $   165  $   157  $   492  $   462
 Europe                                 63       54      202      158
 South America                          52       40      146      111
 Asia                                   24       20       70       56
 Surface Technologies                   13        9       38       27
                                    -------  -------  -------  -------
  Total operating profit           $   317  $   280  $   948  $   814
                                    =======  =======  =======  =======


(a) North American 2005 sales for the quarter and year-to-date periods increased $18 million and $44 million due to currency effects versus 2004.

(b) European 2005 sales for the quarter and year-to-date periods include $62 million and $194 million, respectively, related to the acquisition of certain industrial gas assets and related businesses in Germany. Sales for the quarter and year-to-date periods increased $1 million and $25 million, respectively, due to currency effects versus 2004.

(c) South American 2005 sales for the quarter and year-to-date periods increased $49 million and $104 million, respectively due to currency effects versus 2004.

(d) Asian 2005 sales for the quarter and year-to-date periods increased $6 million and $16 million, respectively, due to currency effects versus 2004.

(e) Surface Technologies 2005 sales for the quarter and year-to-date periods increased $1 million and $9 million, respectively, due to currency effects versus 2004.



                     PRAXAIR, INC. AND SUBSIDIARIES
                      QUARTERLY FINANCIAL SUMMARY
              (Millions of dollars, except per share data)
                              (UNAUDITED)



                                                     2005
                                          ----------------------------
                                           Q3(a)      Q2        Q1
FROM THE INCOME STATEMENT
Sales                                    $  1,890  $  1,919  $  1,827
Cost of sales                               1,144     1,167     1,109
Selling, general and administrative           243       247       245
Depreciation and amortization                 165       163       162
Research and development                       19        19        20
Other income (expenses) - net                  (2)       (1)       18
                                          --------  --------  --------
Operating profit                              317       322       309
Interest expense - net                         40        41        42
Income taxes                                  163        64        69
Minority interests                             (8)      (13)       (7)
Income from equity investments                  2         5         4
                                          --------  --------  --------
Net income                               $    108  $    209  $    195
                                          ========  ========  ========

PER SHARE DATA
Diluted earnings per share               $   0.33  $   0.63  $   0.59
Cash dividends per share                 $   0.18  $   0.18  $   0.18
Diluted weighted average
 shares outstanding (000's)               329,993   329,818   329,669

FROM THE BALANCE SHEET
Total debt                               $  3,272  $  3,327  $  3,449
Total capital (b)                           7,370     7,373     7,321
Debt-to-capital ratio (b)                    44.4%     45.1%     47.1%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations                $    420  $    390  $    289
Capital expenditures                          235       198       165
Acquisitions                                    3         3         2
Cash dividends                                 58        58        58

OTHER INFORMATION
Number of employees                        27,222    27,134    27,082
After-tax return on capital (ROC) (b)         7.9%     13.7%     12.7%

SEGMENT DATA
SALES
-----
North America                            $  1,159  $  1,153  $  1,115
Europe                                        262       293       287
South America                                 293       274       245
Asia                                          136       137       122
Surface Technologies                          121       124       118
Eliminations                                  (81)      (62)      (60)
                                          --------  --------  --------
 Total                                   $  1,890  $  1,919  $  1,827
                                          ========  ========  ========
OPERATING PROFIT
----------------
North America                            $    165  $    161  $    166
Europe                                         63        72        67
South America                                  52        51        43
Asia                                           24        24        22
Surface Technologies                           13        14        11
                                          --------  --------  --------
 Total                                   $    317  $    322  $    309
                                          ========  ========  ========


                                                2004
                                --------------------------------------
                                  Q4        Q3        Q2        Q1
FROM THE INCOME STATEMENT
Sales                          $  1,786  $  1,674  $  1,603  $  1,531
Cost of sales                     1,094     1,019       966       908
Selling, general and
 administrative                     240       218       207       204
Depreciation and amortization       154       145       140       139
Research and development             20        19        19        19
Other income (expenses) - net        11         7         3        (1)
                                --------  --------  --------  --------
Operating profit                    289       280       274       260
Interest expense - net               40        39        39        37
Income taxes                         60        61        55        56
Minority interests                   (9)       (6)       (9)       (6)
Income from equity investments        1         3         4         3
                                --------  --------  --------  --------
Net income                     $    181  $    177  $    175  $    164
                                ========  ========  ========  ========

PER SHARE DATA
Diluted earnings per share     $   0.55  $   0.53  $   0.53  $   0.49
Cash dividends per share       $   0.15  $   0.15  $   0.15  $   0.15
Diluted weighted average
 shares outstanding (000's)     330,851   331,919   330,897   331,573

FROM THE BALANCE SHEET
Total debt                     $  3,525  $  2,887  $  3,021  $  2,843
Total capital (b)                 7,358     6,462     6,405     6,177
Debt-to-capital ratio (b)          47.9%     44.7%     47.2%     46.0%

FROM THE STATEMENT OF CASH
 FLOWS
Cash flow from operations      $    428  $    382  $    252  $    181
Capital expenditures                243       161       140       124
Acquisitions                        676         5       248         -
Cash dividends                       49        49        48        49

OTHER INFORMATION
Number of employees              27,020    26,579    26,568    25,281
After-tax return on capital
 (ROC) (b)                         12.7%     13.2%     13.5%     12.9%

SEGMENT DATA
SALES
-----
North America                  $  1,130  $  1,085  $  1,016  $    960
Europe                              234       198       207       208
South America                       236       219       211       200
Asia                                134       123       121       109
Surface Technologies                116       109       111       111
Eliminations                        (64)      (60)      (63)      (57)
                                --------  --------  --------  --------
 Total                         $  1,786  $  1,674  $  1,603  $  1,531
                                ========  ========  ========  ========
OPERATING PROFIT
----------------
North America                  $    161  $    157  $    156  $    149
Europe                               56        54        52        52
South America                        41        40        39        32
Asia                                 24        20        19        17
Surface Technologies                  7         9         8        10
                                --------  --------  --------  --------
 Total                         $    289  $    280  $    274  $    260
                                ========  ========  ========  ========


(a) Income taxes and net income include a $92 million charge ($0.28 per diluted share) related to the Company's intent to repatriate $1.1 billion of foreign earnings pursuant to the American Jobs Creation Act of 2004 and adjustments to tax reserves. ROC was reduced by 5.0% as a result of this charge.

(b) Non-GAAP measure, see Appendix





                    PRAXAIR, INC. AND SUBSIDIARIES
                               APPENDIX
                           NON-GAAP MEASURES
                     (Dollar amounts in millions)
                              (UNAUDITED)

Definitions of the following non-GAAP measures may not be comparable to similar definitions used by other companies. Praxair believes that its debt-to-capital ratio is appropriate for measuring its financial leverage. The Company believes that its after-tax return on invested capital ratio is an appropriate measure for judging performance as it reflects the approximate after-tax profit earned as a percentage of investments by all parties in the business (debt, minority interests and shareholders' equity). The Company believes that the adjusted ROC amount will help investors understand underlying performance on a comparable basis.

                                                    2005
                                        ------------------------------
                                       Q3 Adj.  Q3(a)    Q2      Q1
                                         (a)
TOTAL CAPITAL
-------------
 Total debt                                 -  $3,272  $3,327  $3,449
 Minority interests                         -     225     225     221
 Shareholders' equity                       -   3,873   3,821   3,651
                                        ------  ------  ------  ------
  Total Capital                             -  $7,370  $7,373  $7,321
                                        ======  ======  ======  ======

DEBT-TO-CAPITAL RATIO                       -    44.4%   45.1%   47.1%
---------------------                   ======  ======  ======  ======


AFTER-TAX RETURN ON CAPITAL (ROC)
---------------------------------

 Operating profit                      $  317  $  317  $  322  $  309
 Less: reported taxes                    (163)   (163)    (64)    (69)
 Add: income tax charge                    92       -       -       -
 Less: tax benefit on
  interest expense                        (10)    (10)    (11)    (11)
 Add: income from
  equity investments                        2       2       5       4
                                        ------  ------  ------  ------
 Net operating profit
  after-tax (NOPAT)                    $  238  $  146  $  252  $  233

 Beginning capital                     $7,373  $7,373  $7,321  $7,358
 Ending capital                        $7,370  $7,370  $7,373  $7,321
 Average capital                       $7,372  $7,372  $7,347  $7,340

 ROC %                                    3.2%    2.0%    3.4%    3.2%

  ROC % (annualized)                     12.9%    7.9%   13.7%   12.7%
                                        ======  ======  ======  ======

                                                    2004
                                        ------------------------------
                                         Q4      Q3      Q2      Q1
TOTAL CAPITAL
-------------
 Total debt                            $3,525  $2,887  $3,021  $2,843
 Minority interests                       225     206     203     198
 Shareholders' equity                   3,608   3,369   3,181   3,136
                                        ------  ------  ------  ------
  Total Capital                        $7,358  $6,462  $6,405  $6,177
                                        ======  ======  ======  ======

DEBT-TO-CAPITAL RATIO                    47.9%   44.7%   47.2%   46.0%
---------------------                   ======  ======  ======  ======


AFTER-TAX RETURN ON CAPITAL (ROC)
---------------------------------

 Operating profit                      $  289  $  280  $  274  $  260
 Less: reported taxes                     (60)    (61)    (55)    (56)
 Add: income tax charge                     -       -       -       -
 Less: tax benefit on
  interest expense                        (10)    (10)    (10)     (9)
 Add: income from
  equity investments                        1       3       4       3
                                        ------  ------  ------  ------
 Net operating profit
  after-tax (NOPAT)                    $  220  $  212  $  213  $  198

 Beginning capital                     $6,462  $6,405  $6,177  $6,099
 Ending capital                        $7,358  $6,462  $6,405  $6,177
 Average capital                       $6,910  $6,434  $6,291  $6,138

 ROC %                                    3.2%    3.3%    3.4%    3.2%

  ROC % (annualized)                     12.7%   13.2%   13.5%   12.9%
                                        ======  ======  ======  ======

(a) Adjusted ROC excludes the impact of a $92 million income tax charge.




                    PRAXAIR, INC. AND SUBSIDIARIES
                         APPENDIX, CONTINUED
                     NON-GAAP MEASURES, CONTINUED
         (Dollar amounts in millions, except per share data)
                             (UNAUDITED)

The Company believes adjusted net income, diluted EPS, quarterly effective tax rate and full-year earnings guidance amounts, which exclude the impact of a 2005 third quarter $92 million income tax charge, help investors understand underlying performance on a comparable basis.

                                  Quarter Ended       Year to Date
                                  September 30,       September 30,
                               ------------------- -------------------
Adjusted Net Income and
 Diluted EPS                      2005      2004      2005      2004
-----------------------         --------  --------  --------  --------
 Net income                    $    108  $    177  $    512  $    516
 Add: Income tax charge              92         -        92         -
                                --------  --------  --------  --------
 Adjusted Net income           $    200  $    177  $    604  $    516
                                --------  --------  --------  --------

 Diluted weighted average
  shares                        329,993   331,919   329,853   331,494

 Reported diluted earnings per
  share                        $   0.33  $   0.53  $   1.55  $   1.56
 Add back: income tax charge   $   0.28  $      -  $   0.28  $      -
                                --------  --------  --------  --------
 Adjusted diluted earnings per
  share                        $   0.61  $   0.53  $   1.83  $   1.56

Adjusted Quarterly Effective
 Tax Rate
----------------------------
 Income before income tax      $    277  $    241
                                --------  --------
 Reported income tax expense        163        61
 Less: income tax charge            (92)        -
                                --------  --------
 Adjusted income tax expense   $     71  $     61
                                --------  --------

 Reported effective tax rate         59%       25%
 Add back: income tax charge        -33%        0%
                                --------  --------
 Adjusted effective tax rate         26%       25%
                                --------  --------

Adjusted Full-Year Diluted EPS  Low end  High end
 Guidance
------------------------------ --------- ---------
 Reported nine-month 2005
  diluted EPS                  $   1.55  $   1.55
 Expected fourth quarter 2005
  diluted EPS                  $   0.61  $   0.65
                                --------  --------
 Expected full-year 2005
  diluted EPS                  $   2.16  $   2.20
 Add back: income tax charge   $   0.28  $   0.28
                                --------  --------
 Expected adjusted full-year
  diluted EPS                  $   2.44  $   2.48




    CONTACT: Praxair, Inc.
             Susan Szita Gore, 203-837-2311
             susan_szita-gore@praxair.com